  Exhibit 99.2

Additional Financial Information for Q1 2019

Definitions and Non-GAAP Measures

Direct written premiums represents the total premiums charged on policies issued by the Company during the respective fiscal period. Net premiums written are direct written premiums less premiums ceded to reinsurers. Net premiums earned are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve month period. Management uses direct written premiums and net written premiums, along with other measures, to gauge the Company’s performance and evaluate results.

Expansion direct written premiums - represents the total premiums charged on policies issued by the Company during the respective fiscal period from its business located in newly licensed states (i.e., outside New York).

Net operating income - is net income exclusive of realized investment gains, net of tax. Net income is the GAAP measure most closely comparable to net operating income.

Operating return on average common equity - is net operating income divided by average common equity. Return on average common equity is the GAAP measure most closely comparable to operating return on average common equity.

Management uses net operating income and operating return on average common equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains, which may vary significantly between periods. Net operating income and operating return on average common equity are provided as supplemental information, are not a substitute for net income or return on average common equity and do not reflect the Company’s overall profitability or return on average common equity.

Net loss ratio excluding the effect of catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio. Net combined ratio excluding the effect of catastrophes - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes on the net combined ratio.

We believe that these ratios are useful to investors and they are used by management to reveal the trends in our business that may be obscured by catastrophe losses. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the net loss ratio and net combined ratio. We believe these measures are useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide them to facilitate a comparison to our outlook on the net combined ratio excluding the effect of catastrophes. The most directly comparable GAAP measure are the net loss ratio and net combined ratio. The net loss ratio excluding the effect of catastrophes and net combined ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and the net combined ratio and do not reflect the Company’s net loss ratio and net combined ratio.

Book Value Per Share

The Company’s book value per share at March 31, 2019 was $7.78, a decrease of 5.9% compared to $8.27 at March 31, 2018.

	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Book Value Per Share	$7.78	$8.25	$8.54	$8.32	$8.27

% Increase from specified period to 3/31/19		-5.7%	-8.9%	-6.5%	-5.9%

The table below details the direct written premiums, net written premiums, and net premiums earned for the periods indicated:

	For the Three Months Ended
	March 31,
	2019	2018	$ Change	% Change
(000’s except percentages)
Direct and Net Written Premiums Reconciliation:

Direct written premiums	$37,489	$31,526	$5,963	18.9%
Assumed written premiums	-	-	-	-%
Ceded written premiums	(7,128)	(7,826)	698	(8.9)%

Net written premiums	30,361	23,700	6,661	28.1%
Change in unearned premiums	(765)	(862)	97	(11.3)%

Net premiums earned	$29,596	$22,838	$6,758	29.6%

The table below details the Core direct written premiums, Expansion direct written premiums, and direct written premiums for the periods indicated:

	For the Three Months Ended
	March 31,
	2019	2018	$ Change	% Change
(000’s except percentages)
Core and Expansion Direct Written Premiums Reconciliation:

Core direct written premiums	$34,257	$30,629	$3,628	11.8%
Expansion direct written premiums	3,232	897	2,335	260.3%
Direct written premiums	$37,489	$31,526	$5,963	18.9%

The following table reconciles net operating income to net income and operating return on average common equity to return on average common equity for the periods indicated:

	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018

	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s except per common share amounts and percentages)
Net Operating Income (Loss) and Diluted Earnings (Loss) per Common Share Reconciliation:

Net income (loss)	$(7,335)	$(0.68)	$(2,718)	$(0.25)

Net realized loss (gain) on investments	(2,035)		523
Less tax benefit (expense) on net realized loss (gain)	(427)		110

Net realized loss (gain) on investments, net of taxes	(1,608)	$(0.15)	413	$0.04

Net operating income (loss)	$(8,943)	$(0.83)	$(2,305)	$(0.22)

Weighted average diluted shares outstanding	10,757,843		10,669,992

Operating Return on Average Common Equity (Annualized) Reconciliation:

Net income (loss)	$(7,335)		$(2,718)
Average common equity	$86,220		$91,369
Return on average common equity (annualized)	-34.0%		-11.9%

Net realized loss (gain) on investments, net of taxes	$(1,608)		$413
Average common equity	$86,220		$91,369
Effect of net realized loss (gain) on investments, net of taxes, on return on average common equity (annualized)	-7.5%		1.8%

Net operating income (loss)	$(8,943)		$(2,305)
Average common equity	$86,220		$91,369

Operating return on average common equity (annualized)	-41.5%		-10.1%

The following table reconciles the net loss ratio excluding the effects of catastrophes to the net loss ratio for the periods indicated:

	For the Three Months Ended
	March 31,
	2019	2018	Percentage Point Change
Net Loss Ratio Excluding the Effect of Catastrophes Reconciliation:

Net loss ratio excluding the effect of catastrophes	81.3%	51.3%	30.0pts

Effect of catastrophe losses	17.1%	24.3%	(7.2)pts

Net loss ratio	98.4%	75.6%	22.8pts

The following table reconciles the net combined ratio excluding the effects of catastrophes to the net combined ratio for the periods indicated:

	For the Three Months Ended
	March 31,
	2019	2018	Percentage Point Change
Net Combined Ratio Excluding the Effect of Catastrophes Reconciliation:

Net combined ratio excluding the effect of catastrophes	119.8%	88.7%	31.1pts

Effect of catastrophe losses
Net loss and loss adjustment expenses	17.1%	24.3%	(7.2)pts
Net underwriting expense ratio	0.0%	1.3%	(1.3)pts
Total effect of catastrophe losses	17.1%	25.6%	(8.5)pts

Net combined ratio	136.9%	114.3%	22.6pts

The following table reconciles net operating income and diluted operating earnings per share exclusive of catastrophe financial impact to net operating income and diluted operating earnings per share for the periods indicated:

	For the Three Months Ended
	March 31,
	2019		2018

	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s except per common shares amounts)
Net Operating Income and Diluted Operating Earnings per Share Exclusive of Catastrophe Financial Impact:

Net operating income	$(8,943)	$(0.83)	$(2,305)	$(0.22)

Catastrophe financial impact
Ceding commission revenue	-		334
Total expenses	5,063		4,872
Income from operations before taxes	5,063		5,206
Income tax expense	1,063		1,093
Total catastrophe financial impact	4,000	$0.37	4,113	$0.39

Net operating income exclusive of catastrophe financial impact	$(4,943)	$(0.46)	$1,808	$0.17

Weighted average diluted shares outstanding	10,757,843		10,669,992

The following table summarizes gross and net written premiums, net premiums earned, and loss and loss adjustment expenses by major product type, which were determined based primarily on similar economic characteristics and risks of loss.

	For the three months ended
	March 31,
	2019	2018

Gross premiums written:
Personal lines	$30,098,969	$24,825,452
Commercial lines	4,586,388	4,286,391
Livery physical damage	2,730,086	2,354,070
Other(1)	73,071	60,706
Total	$37,488,514	$31,526,619

Net premiums written:
Personal lines(2)	$23,503,863	$17,443,911
Commercial lines	4,060,361	3,852,371
Livery physical damage	2,730,086	2,356,070
Other(1)	66,295	50,032
Total	$30,360,605	$23,702,384

Net premiums earned:
Personal lines(2)	$23,420,874	$17,040,256
Commercial lines	3,599,316	3,229,970
Livery physical damage	2,517,682	2,520,684
Other(1)	58,017	46,707
Total	$29,595,889	$22,837,617

Net loss and loss adjustment expenses(3):
Personal lines	$20,402,544	$12,961,206
Commercial lines	6,669,223	2,449,598
Livery physical damage	1,217,303	1,164,081
Other(1)	150,504	58,674
Unallocated loss adjustment expenses	694,650	632,771
Total	$29,134,224	$17,266,330

Net loss ratio(3):
Personal lines	87.1%	76.1%
Commercial lines	185.3%	75.8%
Livery physical damage	48.4%	46.2%
Other(1)	259.4%	125.6%
Total	98.4%	75.6%

1.
“Other” includes, among other things, premiums and loss and loss adjustment expenses from our participation in a mandatory state joint underwriting association and loss and loss adjustment expenses from commercial auto.

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

Three months ended March 31,	2019	2018

Revenues
Net premiums earned	$29,595,889	$22,837,617
Ceding commission revenue	1,277,683	1,695,158
Net investment income	1,623,712	1,383,989
Net gains (losses) on investments	2,035,363	(523,127)
Other income	365,901	308,233
Total revenues	34,898,548	25,701,870

Expenses
Loss and loss adjustment expenses	29,134,224	17,266,330
Commission expense	6,853,416	5,799,948
Other underwriting expenses	6,135,991	5,031,503
Other operating expenses	971,172	246,858
Depreciation and amortization	602,332	409,431
Interest expense	456,545	456,545
Total expenses	44,153,680	29,210,615

Loss from operations before income taxes	(9,255,132)	(3,508,745)
Income tax benefit	(1,919,942)	(790,811)
Net loss	(7,335,190)	(2,717,934)

Other comprehensive income (loss), net of tax
Gross change in unrealized gains (losses)
on available-for-sale-securities	4,188,716	(2,873,479)

Reclassification adjustment for losses
included in net income	22,431	243,773
Net change in unrealized gains (losses)	4,211,147	(2,629,706)
Income tax (expense) benefit related to items
of other comprehensive income (loss)	(884,341)	552,238
Other comprehensive income (loss), net of tax	3,326,806	(2,077,468)

Comprehensive (loss) income	$(4,008,384)	$(4,795,402)

Loss per common share:
Basic	$(0.68)	$(0.25)
Diluted	$(0.68)	$(0.25)

Weighted average common shares outstanding
Basic	10,757,843	10,669,992
Diluted	10,757,843	10,669,992

Dividends declared and paid per common share	$0.1000	$0.1000

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of
$4,076,611 at March 31, 2019 and $4,426,416 at December 31, 2018)	$3,824,620	$4,222,855
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$159,919,750 at March 31, 2019 and $155,431,261 at December 31, 2018)	160,477,152	151,777,516
Equity securities, at fair value (cost of $19,646,482 at March 31, 2019 and
$18,305,986 at December 31, 2018)	19,663,987	16,572,616
Other investments	2,147,945	1,855,225
Total investments	186,113,704	174,428,212
Cash and cash equivalents	15,764,480	21,138,403
Premiums receivable, net	14,211,748	13,961,599
Reinsurance receivables, net	26,157,637	26,367,115
Deferred policy acquisition costs	18,154,281	17,907,737
Intangible assets, net	585,000	670,000
Property and equipment, net	6,875,934	6,056,929
Deferred income taxes	-	354,233
Other assets	9,525,151	5,867,850
Total assets	$277,387,935	$266,752,078

Liabilities
Loss and loss adjustment expense reserves	$69,110,271	$56,197,106
Unearned premiums	79,660,003	79,032,131
Advance premiums	3,064,413	2,107,629
Reinsurance balances payable	1,201,931	1,933,376
Deferred ceding commission revenue	2,745,387	2,686,677
Accounts payable, accrued expenses and other liabilities	7,450,822	6,819,231
Income taxes payable	-	15,035
Deferred income taxes	1,040,641	-
Long-term debt, net	29,339,296	29,295,251
Total liabilities	193,612,764	178,086,436

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 11,795,788 shares at March 31, 2019 and 11,775,148 at December 31, 2018; outstanding
10,768,349 shares at March 31, 2019 and 10,747,709 shares at December 31, 2018	117,962	117,751
Capital in excess of par	67,957,604	67,763,940
Accumulated other comprehensive income (loss)	442,493	(2,884,313)
Retained earnings	17,969,664	26,380,816
	86,487,723	91,378,194
Treasury stock, at cost, 1,027,439 shares at March 31, 2019
and at December 31, 2018	(2,712,552)	(2,712,552)
Total stockholders' equity	83,775,171	88,665,642

Total liabilities and stockholders' equity	$277,387,935	$266,752,078